AJ. ROBBINS, P.C.
CERTIFIED PUBLIC ACCOUNTANTS
216 SIXTEENTH STREET
SUITE 600
DENVER, COLORADO 80202

November 14, 2008

United States Securities and
Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Java Detour, Inc.

Dear Sir/Madam:

We have read Item 4.01 of the form 8-K for Java Detour, Inc., dated November 14, 2008 regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.01.

Very truly yours,

AJ. Robbins, PC

by /s/ Richard Fleischman

Richard Fleischman, CPA